SUB-ITEM 77K

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board of Trustees (the “Board”), with the approval and recommendation of the Audit Committee approved BBD, LLP (“BBD”) as the Fund’s independent registered public accounting firm.  The Predecessor Fund’s Independent Registered Public Accounting Firm was Tait Weller & Baker LLP (“Tait”).  Throughout Tait’s tenure, including the Fund’s two most recent fiscal periods, the Fund had no disagreements with Tait on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, and there were no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchanges Act of 1934. With respect to the Fund, Tait’s audit opinions, including the past two fiscal periods, have not contained either an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Tait on accounting principles, financial statement disclosure or audit scope, which, if not resolved to the satisfaction of Tait would have caused Tait to make reference to the disagreement in Tait’s report. During the last two fiscal years of the Fund, neither the Fund nor anyone on its behalf has consulted BBD on items concerning the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on the Fund’s financial statements, or concerning the subject of a disagreement of the kind described in Item 304(a)(1)(iv) of Regulation S-K or reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K.

The registrant has provided a copy of the disclosures  contained in this Exhibit 77K to Tait, prior to the date of filing of this Form N-SAR with the U.S. Securities and Exchange Commission, as required by Item 304(a)(3) of Form S-K.  In addition, the registrant  has requested  that Tait confirm in a letter  provided to registrant and  addressed  to the  Commission  that  it  agrees  with  the  representations contained in this Exhibit 77K.  Tait’s response addressed to the Commission is included as Exhibit 77(Q)(1)(F) in this Form N-SAR.